EXHIBIT 770
     Rule 10f-3, under the Investment Company Act of 1940 provides a limited exemption from section 10(f) of the Act, provided that all transactions effected pursuant to the rule are reported on form N-SAR. For the period ending November 30, 1999, American Century Strategic Asset Allocation effected twelve (12) transactions pursuant to the rule. The attached exhibit sets forth the following information required by Sub-Item 770 of form N-SAR: (i) from whom the securities were acquired - <See Attachment A> (ii) the terms of the transaction - <See Attachment A> (iii) the information or materials upon which the determination described in paragraph (b)(10)(iii), formerly paragraph (h)(3), of Rule 10f-3 was made - The funds' adviser provides quarterly reports to the funds' Board of Directors which include: the information in <Attachment A> and a representation by management that it performed procedures to determine compliance with the rule, and that any additional supporting documentation the Board may require will be made available upon its request.
     Fund Issuer Ticker Principal Amount Amount PurchTrade(DatePrice Underwriter Underwriting Spread Strat Allocation - CoConcord E F S Inc CEFT $ 1,174,129,781 $25,800.00 06/17/1999 $32.2500 SBSH 4.000% USD $1.290 Strat Allocation -
MoConcord E F S Inc CEFT $  1,174,129,781  $61,275.00  06/17/1999  $32.2500 SBSH
4.000% USD $1.290 Strat Allocation - AgConcord E F S Inc CEFT $ 1,174,129,781 $61,275.00 06/17/1999 $32.2500 SBSH 4.000% USD $1.290 Strat Allocation -
CoNippon Telegraph & Telephone Co9432.T  1,586,032,000,000  4,998,000 11/08/1999
1,666,000 GSCO 1.650% JPY 27,489 Strat Allocation - MoNippon Telegraph & Telephone Co9432.T 1,586,032,000,000 16,660,000 11/08/1999 1,666,000 GSCO 1.650%
JPY 27,489 Strat Allocation - AgNippon Telegraph & Telephone Co9432.T 1,586,032,000,000 9,996,000 11/08/1999 1,666,000 GSCO 1.650% JPY 27,489 Strat
Allocation - CoUnited Parcel Service UPS  $6,017,000,000  $15,000.00  11/09/1999
$50.0000 MSCO 3.500% USD $1.750 Strat Allocation - MoUnited Parcel Service UPS $6,017,000,000 $55,000.00 11/09/1999 $50.0000 MSCO 3.500% USD $1.750 Strat
Allocation - AgUnited Parcel Service UPS  $6,017,000,000  $25,000.00  11/09/1999
$50.0000 MSCO 3.500% USD $1.750 Strat Allocation - CoAgilent Technologies A $ 2,160,000,000 $12,000.00 11/17/1999 $30.0000 MSCO 4.250% USD $1.275 Strat
Allocation - MoAgilent  Technologies  A $  2,160,000,000  $48,000.00  11/17/1999
$30.0000 MSCO 4.250% USD $1.275 Strat Allocation - AgAgilent Technologies A $ 2,160,000,000 $45,000.00 11/17/1999 $30.0000 MSCO 4.250% USD $1.275